UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2009

Analysts International Corporation

(Exact name of registrant as specified in its charter)

MN	0-4090	41-0905408
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (952) 835-5900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry into a Material Definitive Agreement

On September 30, 2009, Analysts International Corporation (the “Company”) entered into a revolving line of credit with Wells Fargo Bank, National Association (the “Wells Fargo Credit Facility”) pursuant to which Wells Fargo will advance up to $15.0 million to the Company for working capital purposes and to facilitate the issuance of letters of credit.  The Wells Fargo Credit Facility replaces the Company’s existing $15.0 million credit facility with General Electric Capital Corporation.  The total amount available for borrowing under the Wells Fargo Credit Facility will fluctuate based on the Company’s level of eligible accounts receivable.  The maximum amount of the loan that can be outstanding at any time is subject to reduction by Wells Fargo in its discretion but is approximately equal to (i) 85% of billed accounts receivable less related subcontractor payables plus (ii) the lesser of 70% of unbilled accounts receivable less related subcontractor payables or $3 million minus (iii) the Company’s indebtedness to Wells Fargo plus certain reserves established by Wells Fargo.

The Wells Fargo Credit Facility carries an interest rate equal to the three-month LIBOR rate plus 3.5%.  The Wells Fargo Credit Facility has a one time origination fee of $150,000 and an unused line fee of 0.50% annually on the daily average unused amount.  The maturity date of the Wells Fargo Credit Facility is September 30, 2012 and may be terminated or reduced by the Company on 90 days notice in exchange for a termination fee of 2% of the maximum line amount or reduction of the maximum line amount in the first year or 1% of such amounts in the second year (and no fee in the third year).  Borrowings under the Wells Fargo Credit Facility are secured by all of the Company’s assets.

The Wells Fargo Credit Facility requires the Company to meet certain levels of year-to-date earnings/loss before taxes.  The Wells Fargo Credit Facility limits the Company’s annual capital expenditures to $2.0 million  and requires the Company to maintain an excess borrowing base of at least $5.0 million and contains customary affirmative covenants, including covenants regarding annual, quarterly and projected financial reporting requirements, collateral and insurance maintenance, and compliance with applicable laws and regulations. Further, the facility contains customary negative covenants limiting the ability of the Company to grant liens, incur indebtedness, make investments, repurchase Company stock, create new subsidiaries, sell assets or engage in any change of control transaction without the consent of Wells Fargo.

Upon an event of default, Wells Fargo may terminate the facility or declare the entire amount outstanding under the facility to be immediately due and payable and exercise other rights under the agreement.  The events of default under the facility include, among other things, payment defaults, breaches of covenants, a change in control of the Company and bankruptcy events.

The foregoing summary does not purport to be a complete description of the terms of the Wells Fargo Credit Facility and is qualified in its entirety by reference to the Credit and Security Agreement, a copy of which is attached hereto as Exhibit 10.1, with the exception of certain information contained therein that may be excluded pursuant to a request for confidential treatment made to the Securities and Exchange Commission, and is incorporated herein by reference.

Item 1.02                       Termination of a Material Definitive Agreement.

Contemporaneously with entering into the Wells Fargo Credit Facility, on September 30, 2009 the Company terminated its existing credit facility with General Electric Capital Corporation (the “GECC Credit Facility”).  The GECC Credit Facility was an asset-based revolving credit facility which provided the Company with up to $15.0 million of availability. Total availability under the GECC Credit Facility fluctuated based on the Company’s level of eligible accounts receivable, and was $10.4 million as of the end of the Company’s second fiscal quarter of 2009.  Borrowings under the GECC Credit Facility were secured by all of the Company’s assets. The GECC Credit Facility, as amended, required an unused line fee of 0.75%. The facility carried an interest rate on daily advances equal to the  applicable LIBOR rate plus 3.75%.  The agreement restricted, among other things, the payment of dividends and capital expenditures.  The GECC Credit Facility would have expired by its terms unless earlier extended on January 20, 2010.  The GECC Credit Facility was terminated in connection with the Company’s entry into the Wells Fargo Credit Facility described in Item 1.01 above.

Item 2.03                       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                   Effective the close of business on September 30, 2009, Robert E. Woods, Senior Vice President, General Counsel and Secretary, resigned his employment with Analysts International Corporation.  Mr. Woods will continue as Secretary of the Company and will continue to provide legal services to the Company under an outsourcing arrangement.

Item 8.01                       Other Events

The Company issued a press release on October 5, 2009, announcing that it obtained a new line of credit.  A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01                       Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1

Credit and Security Agreement with Wells Fargo Bank, National Association acting through its Wells Fargo Business Credit operating division, dated September 30, 2009. (Confidential treatment has been requested as to certain portions of this exhibit.  Such portions have been redacted and filed separately with the Securities and Exchange Commission.)

99.1	Press Release entitled “Analysts International Corporation Announces New Credit Facility with Wells Fargo” issued by Analysts International Corporation on October 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2009	ANALYSTS INTERNATIONAL CORPORATION

/s/ Randy W. Strobel
Randy W. Strobel
Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Credit and Security Agreement with Wells Fargo Bank, National Association acting through its Wells Fargo Business Credit operating division, dated September 30, 2009. (Confidential treatment has been requested as to certain portions of this exhibit.  Such portions have been redacted and filed separately with the Securities and Exchange Commission.)

99.1	Press release entitled, “Analysts International Corporation Announces New Credit Facility with Wells Fargo” issued by Analysts International Corporation on October 5, 2009.